Exhibit 99.1

August 3, 2011

Tetra Tech Reports Strong Third Quarter Results

•  Net Revenue exceeded guidance — up 30% to $481 million

•  EBITDA up 29% to $53 million

•  Operating cash up 128% to $56 million

•  Diluted EPS of $0.38 exceeded guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 3, 2011.

Third Quarter Results

Revenue in the quarter was $673.8 million, up 19.8% compared to $562.4 million in the year-ago period.  Revenue, net of subcontractor costs(1), was $480.5 million, up 29.8% compared to $370.1 million in the year-ago period. Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)) were $52.5 million, up 28.9% compared to $40.8 million in the year-ago period.  Operating income was $39.4 million, up 20.5% compared to $32.7 million in the year-ago period.  Net income was $23.8 million, up 15.5% compared to $20.6 million in the year-ago period.  Diluted earnings per share (EPS) were $0.38, up 15.2% compared to $0.33 in the year-ago period.  Backlog was $1.88 billion, up 11.8% compared to $1.68 billion at the end of the year-ago period.  Cash generated from operations was $55.8 million, up 127.7% compared to $24.5 million in the year-ago period.

Nine-Month Results

Revenue for the nine-month period was $1.90 billion, up 20.6% compared to $1.57 billion in the year-ago period.  Revenue, net of subcontractor costs, was $1.32 billion, up 26.6% compared to $1.04 billion in the year-ago period.  EBITDA were $142.2 million, up 27.9% compared to $111.2 million in the year-ago period.  Operating income was $103.0 million, up 17.9% compared to $87.3 million in the year-ago period.  Net income was $63.6 million, up 18.6% compared to $53.7 million in the year-ago period.  Diluted EPS were $1.01, up 17.4% compared to $0.86 in the year-ago period.  Cash generated from operations was $98.4 million, up 52.4% compared to $64.6 million in year-ago period.

Tetra Tech’s Chairman and CEO, Dan Batrack, said, “Tetra Tech had another solid quarter driven by strength in the commercial and international markets.  Demand for our water, mining, and energy services resulted in strong net revenue and earnings, which enabled us to exceed guidance.  Our front-end segment margins improved notably due to seasonally higher workloads and staff productivity.  Looking forward over the next several quarters, we foresee stability in our government markets and strong growth in our commercial and international markets,

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

bolstered by contributions from recent acquisitions.  International clients represent our fastest-growing sector.  We expect international work to become the largest revenue contributor within the next several quarters and grow to represent more than 40% of our business.”

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Revenue	$673,792	$562,365	$1,897,482	$1,573,850
Subcontractor costs	(193,288)	(192,237)	(581,093)	(534,295)
Revenue, net of subcontractor costs	480,504	370,128	1,316,389	1,039,555
Operating income	39,408	32,706	102,989	87,349
Interest expense, net	(1,703)	(336)	(4,478)	(943)
Income tax expense	(12,957)	(11,731)	(32,928)	(32,728)
Net income including noncontrolling interests	24,748	20,639	65,583	53,678
Net income attributable to noncontrolling interests	(909)	—	(1,944)	—
Net income	$23,839	$20,639	$63,639	$53,678

Earnings per share attributable to Tetra Tech:
Basic	$0.38	$0.34	$1.03	$0.87
Diluted	$0.38	$0.33	$1.01	$0.86

Weighted-average common shares outstanding:
Basic	62,203	61,560	61,967	61,380
Diluted	62,934	62,181	62,745	62,115

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2011 to be in the range of $0.38 to $0.41.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $460 million to $480 million.  For fiscal 2011, Tetra Tech is increasing its diluted EPS guidance to a range of $1.39 to $1.42.  Revenue, net of subcontractor costs, for fiscal 2011 is now expected to range from $1.78 billion to $1.80 billion.

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Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at www.tetratech.com on August 4, 2011 at 7:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets. The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy. With more than 12,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

	Three Months Ended		Nine Months Ended
In thousands	July 3, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Net income attributable to Tetra Tech	$23,839	$20,639	$63,639	$53,678
Interest expense, net	1,703	336	4,478	943
Income tax expense	12,957	11,731	32,928	32,728
Depreciation	7,009	5,204	20,401	14,959
Amortization	7,024	2,851	20,747	8,851
EBITDA	$52,532	$40,761	$142,193	$111,159

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial

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services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and reliance on third-party software to run critical systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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 TETRA TECH, INC.

 Condensed Consolidated Balance Sheets

 (unaudited - in thousands, except par value)

	July 3, 2011	October 3, 2010
Assets
Current Assets:
Cash and cash equivalents	$98,366	$220,933
Accounts receivable - net	669,131	566,642
Prepaid expenses and other current assets	53,022	49,889
Income taxes receivable	9,392	7,249
Total current assets	829,911	844,713

Property and equipment:
Land and buildings	11,729	11,707
Equipment, furniture and fixtures	159,327	145,210
Leasehold improvements	23,888	18,104
Total	194,944	175,021
Accumulated depreciation and amortization	(114,393)	(95,638)

Property and equipment - net	80,551	79,383

Investments in and advances to unconsolidated joint ventures	3,427	140
Goodwill	564,126	394,422
Intangible assets - net	71,703	45,995
Other assets	22,109	17,036
Total Assets	$1,571,827	$1,381,689

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$184,391	$166,450
Accrued compensation	120,467	93,243
Billings in excess of costs on uncompleted contracts	83,907	79,401
Deferred income taxes	18,145	21,851
Current portion of long-term debt	2,830	5,002
Contingent earn-out liabilities	27,512	10,513
Other current liabilities	74,112	90,747
Total current liabilities	511,364	467,207

Deferred income taxes	27,663	12,506
Long-term debt	112,744	122,510
Other long-term liabilities	51,951	31,333

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of July 3, 2011 and October 3, 2010	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,464 and 61,755 shares as of July 3, 2011 and October 3, 2010, respectively	625	618
Additional paid-in capital	389,634	368,865
Accumulated other comprehensive income	40,159	18,763
Retained earnings	423,526	359,887
Total Tetra Tech stockholders’ equity	853,944	748,133
Noncontrolling interests	14,161	—
Total stockholders’ equity	868,105	748,133
Total Liabilities and Stockholders’ Equity	$1,571,827	$1,381,689

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
	2011	2010	2011	2010

Revenue	$673,792	$562,365	$1,897,482	$1,573,850
Subcontractor costs	(193,288)	(192,237)	(581,093)	(534,295)
Other costs of revenue	(398,131)	(297,730)	(1,083,503)	(833,869)
Selling, general and administrative expenses	(42,965)	(39,692)	(129,897)	(118,337)
Operating income	39,408	32,706	102,989	87,349

Interest expense - net	(1,703)	(336)	(4,478)	(943)
Income before income tax expense	37,705	32,370	98,511	86,406

Income tax expense	(12,957)	(11,731)	(32,928)	(32,728)

Net income including noncontrolling interests	24,748	20,639	65,583	53,678

Net income attributable to noncontrolling interests	(909)	—	(1,944)	—

Net income attributable to Tetra Tech	$23,839	$20,639	$63,639	$53,678

Earnings per share attributable to Tetra Tech:
Basic	$0.38	$0.34	$1.03	$0.87
Diluted	$0.38	$0.33	$1.01	$0.86

Weighted-average common shares outstanding:
Basic	62,203	61,560	61,967	61,380
Diluted	62,934	62,181	62,745	62,115

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	July 3,	June 27,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$65,583	$53,678

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	41,562	24,113
Loss on settlement of foreign currency forward contract	293	28
Equity in earnings of unconsolidated joint ventures	(3,440)	(901)
Distributions of earnings from unconsolidated joint ventures	3,882	1,412
Stock-based compensation	7,807	7,679
Excess tax benefits from stock-based compensation	(104)	(755)
Deferred income taxes	(5,535)	11,771
Provision for doubtful accounts	2,557	6,105
Exchange gain	(425)	(254)
Gain on disposal of property and equipment	(310)	(897)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(28,211)	(14,503)
Prepaid expenses and other assets	(10,521)	5,976
Accounts payable	(12,741)	2,737
Accrued compensation	25,615	(16,166)
Billings in excess of costs on uncompleted contracts	(2,632)	(17,294)
Other liabilities	6,799	2,175
Income taxes receivable/payable	8,220	(341)
Net cash provided by operating activities	98,399	64,563

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,582)	(15,855)
Payments for business acquisitions, net of cash acquired	(206,066)	(23,444)
Payment in settlement of foreign currency forward contract	(4,216)	(3,960)
Receipt in settlement of foreign currency forward contract	3,923	3,932
Investments in unconsolidated joint ventures	(530)	—
Proceeds from sale of property and equipment	676	2,189
Net cash used in investing activities	(219,795)	(37,138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(42,641)	(824)
Proceeds from borrowings	33,308	—
Net change overdrafts	755	—
Distributions paid to noncontrolling interests	(1,507)	—
Excess tax benefits from stock-based compensation	104	755
Net proceeds from issuance of common stock	8,012	3,165
Net cash (used in) provided by financing activities	(1,969)	3,096

EFFECT OF EXCHANGE RATE CHANGES ON CASH	798	588

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(122,567)	31,109
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	220,933	89,185

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$98,366	$120,294

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,047	$1,078
Income taxes, net of refunds received	$29,158	$21,595